W W CAPITAL CORPORATION
                                3500 JFK Parkway
                                    Suite 202
                              Ft. Collins, CO 80525

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD DECEMBER 12, 1997

         The Annual Meeting of the Stockholders of W W Capital Corporation (the "Company") will be held at the Marriott Hotel, 350 East Horsetooth Rd., Ft. Collins, Colorado, 80525, on the 12th day of December 1997, at 10:00 o'clock A.M., local time, in the Centennial Ballroom, for the purpose of considering and acting upon the following matters:

     1. To elect five directors to hold office for the ensuing year and until their successors are elected and qualified;

     2. To approve Brock and Company as auditors for the Company for the ensuing year; and

     3. To transact such other business as may properly come before the meeting or any adjournment.

         The Company's annual report for the year ended June 30, 1997 will have been mailed to all stockholders of record at the close of business on November 7, 1997.

         The stock transfer books of the Company will not be closed, but only stockholders of record at the close of business on November 7, 1997 will be entitled to notice of and to vote at the meeting.

                                           By Order of the Board of Directors
                                           James Alexander, Director/Secretary


Ft. Collins, Colorado
November 11, 1997

         You are cordially invited to come early so that you may meet informally with management and Board nominees. The meeting room will be open from 9:30 o'clock A.M. until the meeting time at 10:00 o'clock A.M.

                                    IMPORTANT

         IF YOU DO NOT EXPECT TO ATTEND THE MEETING, PLEASE SIGN, DATE AND MAIL THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IT IS IMPORTANT THAT THE PROXY BE RETURNED REGARDLESS OF THE NUMBER OF SHARES OWNED.

                             W W CAPITAL CORPORATION
                                3500 JFK Parkway
                                    Suite 202
                           Ft. Collins, Colorado 80525





              The approximate mailing date of this Proxy Statement
                              is November 12, 1997





                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                                DECEMBER 12, 1997





     The accompanying proxy is furnished by W W Capital Corporation (the "Company") in connection with the solicitation by the Board of Directors and may be revoked by the stockholder at any time before it is voted by giving a written notice to the Secretary of the Company, by executing and delivering a proxy with a later date, or by personal withdrawal of the proxy prior to or at the meeting. The expense of this solicitation is to be borne by the Company and the Company will reimburse persons holding stock in their names or in the names of their nominees, for their expenses in sending proxies and proxy materials to their principals.

     The Company had issued and outstanding 5,540,661 shares of common stock, par value $0.01 per share, as of November 11, 1997 the date the stockholders of record entitled to vote at the meeting was determined (the "Record Date"). Each share of common stock entitles the holder thereof to one vote per share on all matters acted upon at the Annual Meeting. Neither the Articles of Incorporation nor the Bylaws of the Company provide for cumulative voting.

                         PRINCIPAL HOLDERS OF SECURITIES

     The following table sets forth as of November 11, 1997, the ownership of the Company's common stock by each director of the Company, by each person who is known by the Company to be the beneficial owner of more than 5% of the Company's common stock, and by the officers and directors of the Company as a group:

Name and Address of                        Amount and Nature of                 Percent of Class
Beneficial Owner(1)                       Beneficial Ownership(2)                of Common Stock

Steve D. Zamzow                                 150,437(3)                            2.72%
4112 Sherman Court
Ft. Collins, CO  80525

Millard T. Webster                              278,969(4)                            5.04%
2321 Hart Avenue
Dodge City, KS  67801

David L. Patton                                1,179,389(5)                          21.25%
1003 Central
Dodge City, KS  67801

Loyd T. Fredrickson                               230,350                             4.16%
27287 Northwest 62nd St.
Oklahoma City, OK  73112

James H. Alexander                                   *                                  *
762 Owl Court
Louisville, CO  80027

All officers and directors                     1,837,145(6)                          33.16%
as a group (5 persons) (See
Footnotes 1 through 7)

Apex Realty Investments, Inc.                   305,241(7)                            5.51%
c/o Nicholas L. Scheidt
P.O. Box 33724
Northglenn, CO  80233-0724

  (1)  The business address of all officers and directors is 3500 JFK Parkway, Suite 202,
       Ft. Collins, Colorado 80525.

  (2)  "Beneficial   ownership"  is  deemed  to  include  shares  for  which  an individual, directly or indirectly, has voting or investment power, or both, and shares subject to options exercisable within 60 days of the date hereof.

  (3) Includes 150,000 shares subject to incentive stock options which are exercisable within sixty days of the date hereof.

  (4) Includes 22,500 shares subject to incentive stock options which are exercisable within sixty days of the date hereof.

  (5)  Includes 47,500 shares subject to non-qualified stock options which are fully vested and exercisable.

  (6)  Includes 220,000 shares subject to stock options which are fully vested and exercisable.

  (7)  Includes 5,000 shares subject to non-qualified stock options which are fully vested and exercisable.


                              ELECTION OF DIRECTORS

         The Bylaws of the Company provide that members of the Board of Directors shall be elected at the Annual Stockholders' Meeting. All directors of the Company are elected for a term of one year and hold office until the next annual meeting of the stockholders.

         The following nominees of the Company for the Board of Directors are all currently serving on the Board with terms expiring at the Annual Stockholders' Meeting in 1997 and have been nominated for reelection to the Board to serve until the Annual Stockholders' Meeting in 1998.

                                                                    Year Became
        Name                  Position(s)                 Age         Director
        ----                  -----------                 ---         --------
David L. Patton           Chairman of the Board            66           1991
Steve D. Zamzow           Director, President, and         49           1993
                          Chief Executive Officer
Millard T. Webster        Director                         48           1988
James H. Alexander        Director                         59           1996
Loyd T. Fredrickson       Director                         79           1996

DAVID L. PATTON age 66, was elected to the Board of Directors of the Company in December 1991, and Chairman of the Board in December 1993. Mr. Patton is a partner with the law firm of Patton, Kerbs & Hess in Dodge City, Kansas. Mr. Patton was a founder of Titan Industries, Inc., which is currently operated as a wholly-owned subsidiary of the Company.

STEVE D. ZAMZOW age 49, joined the Company in 1991 and was elected as the Company's Chief Financial Officer in June 1992, President and Chief Executive Officer in December 1993 and elected as a Director in December 1993 by the shareholders. From 1976 to 1991, Mr. Zamzow owned numerous companies and was a financial consultant for various companies. Mr. Zamzow was previously Vice President for a steel company and has worked extensively in business workouts. From 1971 to 1974, Mr. Zamzow was employed by Peat, Marwick, Mitchell & Co. as an auditor. Mr. Zamzow received his accounting degree from the University of Nebraska.

MILLARD T. WEBSTER age 48, became a Director of the Company in 1988 and has been employed by the Company's subsidiary, W-W Manufacturing Co., Inc. since 1962. Mr. Webster has occupied the positions of piecework production foreman, production manager, and Vice President and President of the Company's subsidiary, W-W Manufacturing Co., Inc. Mr. Webster is currently a Vice President for the Company's subsidiary, W-W Manufacturing Co., Inc. Mr. Webster graduated from Evangel College, Springfield, Missouri in 1970 with a bachelor's degree in business administration.

JAMES H. ALEXANDER age 59, was elected to the Board of Directors of the Company in November 1996. Since 1992, Mr. Alexander has been a member of the Board of Directors of Zykronix, Inc. and former Chief Operating Officer. Mr. Alexander is also an independent real estate broker for TDI Property Brokers. From April 1992 to November 1992, Mr. Alexander was a member of a management team of a venture capital firm which funded a satellite communications company. Mr. Alexander is the founder of T.D.I., Inc., a corporation engaged in consulting, fund raising, acquisitions and mergers of hi-tech firms. Mr. Alexander has taken courses leading toward Bachelor of Science Degree in Business Administration from Rollins College.

LOYD T. FREDRICKSON age 79, has been nominated to become a Director of the Company. Mr. Fredrickson was the former President and Owner of Wholesale Pump & Supply, Inc. for over 30 years, prior to its purchase by the Company's Titan Industries, Inc., wholly owned subsidiary of WW Capital Corporations, October 1994. From 1968 to 1982, Mr. Fredrickson also owned and operated Southern Midwest, Inc., the company was engaged in the construction and lease trucking business. From October 1984 to November 1996, he served as a consultant to the water and environmental product division of Titan Industries. Mr. Fredrickson is presently employed by North American Compressor Corporation, an Oklahoma City-based manufacturer of high pressure breathing air compressors.

     The Company does not have a standing audit, compensation and nominating committee.

     The Board of Directors unanimously approved the above-named nominees for director and recommends a vote "for" their election.

                          ATTENDANCE AT BOARD MEETINGS

         During the fiscal year ended June 30, 1997, the Board of Directors held five meetings of which all directors attended at least 75% of the Board meetings.

                               EXECUTIVE OFFICERS

         The officers of the Company are elected at the Board of Directors' annual organizational meeting immediately following the Annual Stockholders' Meeting. Such officers hold office until their successors are chosen and qualified or until their death, resignation or removal. The current officers of the Company are as follows:

Name                    Position(s)                     Age      Year Became Officer

Steve D. Zamzow         President, Chief                49              1992
                        Executive Officer and
                        Director

James H. Alexander      Secretary/Treasurer             59              1997

STEVE D. ZAMZOW joined the Company in 1991 and was elected as the Company's Chief Financial Officer in June 1992, President and Chief Executive Officer in December 1993 and elected as a Director in December 1993 by the shareholders. From 1976 to 1991, Mr. Zamzow owned numerous companies and was a financial consultant for various companies. Mr. Zamzow was previously Vice President for a steel company and has worked extensively in business workouts. From 1971 to 1974, Mr. Zamzow was employed by Peat, Marwick, Mitchell & Co. as an auditor. Mr. Zamzow received his accounting degree from the University of Nebraska.

JAMES H. ALEXANDER was elected to the Board of Directors of the Company in November 1996. Since 1992, Mr. Alexander has been a member of the Board of Directors of Zykronix, Inc. and is the former Chief Operating Officer. Mr. Alexander is also an independent real estate broker for TDI Property Brokers. From April 1992 to November 1992, Mr. Alexander was a member of a management team of a venture capital firm which funded a satellite communications company. Mr. Alexander is the founder of T.D.I., Inc., a corporation engaged in consulting, fund raising, acquisitions and mergers of hi-tech firms. Mr. Alexander has taken courses leading toward Bachelor of Science Degree in Business Administration from Rollins College.

                             EXECUTIVE COMPENSATION

         The following table sets forth the cash compensation paid or accrued during the fiscal year ended June 30, 1995, 1996 and 1997 to the Company's Chief Executive Officer. No other executive officer received cash in excess of $100,000

                           Summary Compensation Table

                               Annual Compensation
                                -----------------------------------------------------
                                                                Other
                                                                Annual         All Other
Name and Principal Position    Year    Salary      Bonus     Compensation    Compensation
---------------------------    ----    ------      -----     ------------    ------------
Steve D. Zamzow, .........     1997   $119,166   $       --     $  --         $ 4,568 (a)
President, Chief Executive     1996   $119,166   $ 8,526 (b)    $  --         $ 2,284 (a)
Officer ..................     1995   $110,000   $17,000 (b)    $  --         $19,024 (a)

         (a) Includes accrued vacation and compensated absences earned in prior years and paid during June 30, 1995, 1996 and 1997 respectively.

         (b) Bonus amount earned prior to 1994 and paid during subsequent years.

Option Grants in Fiscal Year 1997

         During the fiscal year ended June 30, 1997, the Company did not grant stock options to the executive officers.

Aggregated Option Exercises in Fiscal Year 1997

          The following table sets forth for the executive officer named in the Summary Compensation Table, information concerning each exercise of stock options during the fiscal year ended June 30, 1997 and the value of the unexercised stock options at June 30, 1997.

                 Aggregated Option Exercises in Last Fiscal Year
                 -----------------------------------------------
                        and Fiscal Year-End Option Values
                        ---------------------------------

                                                           Number of Securities     Value of Unexercised
                                                            Underlying Unex-            In-the-Money
                            Shares                          ercised Options              Options at
                          Acquired                          at June 30, 1997           June 30, 1997
                                on             Value          Exercisable/             Exercisable/
Name                      Exercise      Realized (1)         Unexercisable           Unexercisable(1)
----                      --------      ------------         -------------           ----------------

Steve D. Zamzow                ---               ---           150,000 (E)              $     ---
  President,  Chief            ---               ---                   (U)              $     ---
   Executive Officer
   and Director

(1)      The option exercise price exceeded the fair market value of the underlying common stock on June 30, 1997.

                             DIRECTORS' COMPENSATION

         Members of the Board of Directors are reimbursed for all reasonable expenses incurred in connection with their attendance at directors' and committee meetings. Members of the Board of Directors, who are not employees of the Company or its subsidiaries, receive $100 for each Board meeting attended. Additionally, the Company grants automatic, non-discretionary stock options to purchase up to 10,000 shares of common stock to each of its non-employee directors annually. This amount is prorated based on the number of Board of Director meetings each director attended in the previous fiscal year.

                          TRANSACTIONS WITH MANAGEMENT

On June 30, 1989, W-W Land & Cattle, a partnership owned by Millard T. Webster, a director of the Company, Mickey J. Winfrey, a former officer of the Company and Terry L. Webster, a brother of Mr. Millard T. Webster and Ms. Winfrey, executed a promissory note for the amount of $96,424 in favor of the Company's subsidiary, W-W Manufacturing Co., Inc. Interest was payable annually at 9% per annum and the principal was due on demand. On June 30, 1993, Ms. Winfrey satisfied her obligations under this note by paying to the Company the amount of $11,361. As of June 30, 1997, $23,028 remained payable under this note by Millard T. Webster and Terry L.
Webster.

The Company currently leases its manufacturing facility in Dodge City, Kansas from Murle F. Webster, father of Millard T. Webster and Mickey J. Winfrey. This lease requires a monthly rental payment of $5,000. This lease expired on December 31, 1994, however, it has continued on a month to month basis. During the fiscal year ended June 30, 1997, $60,000 was paid by the Company under the lease.

Millard T. Webster, a director of the Company, Mickey J. Winfrey, former officer of the Company, and Terry L. Webster, have each executed a promissory note in favor of the Company for the amount of $58,333. Each note bears interest at 9% per annum, are payable in monthly installments of $767 and are due to be paid in full by November 30, 1997. Murle F. Webster, lessor of the Company's manufacturing facility, has executed an assignment of monthly rent back to the Company under each of these notes.

On October 26, 1992, the Company, through its wholly-owned subsidiaries, W-W Manufacturing Co., Inc. ("W-W Manufacturing"), and Eagle Enterprises, Inc. ("Eagle"), entered into an exclusive two year initial term sales and marketing agreement with Agri-Sales Associates, Inc. ("Agri-Sales") to market the
Company's products throughout the United States. Jerry R. Bellar, a 4.1% stockholder of the Company, is President and a majority stockholder of Agri-Sales. In conjunction with the cancellation of the agreements, the Companies owed Agri-Sales approximately $164,863 which was increased to $180,000 under a proposed settlement of a lawsuit between the Company and Agri-Sales (see "Legal Proceeding" for additional information), of which $150,000 is still owing on June 30, 1997.

On October 26, 1993, the Company acquired all of the outstanding stock of Eagle in exchange for 325,000 shares of its common stock. Eagle was owned by Jerry R. Bellar, who is now a 4.1% stockholder of the Company. As a result of the acquisition of Eagle, the Company acquired a note payable to Mr. Bellar. On

January 24, 1994, Eagle agreed to become a co-borrower with Mr. Bellar. Said note was used to refinance Eagle's note payable to him in the amount of $119,847. This note was paid in-full in January 1996.

At June 30, 1997, the Company has a receivable form Agri-Sales and/or Jerry Bellar in the amount of $195,235. This balance represents accounts due to the
Company  relating  to  the  March  Group,   Inc.  law  suit  and  Liberty  Metal
Fabrication,   Limited   lawsuit   (see  "Legal   Proceeding"   for   additional
information).

                                LEGAL PROCEEDINGS

      On December 6, 1996, WW Capital and its legal counsel, Klenda, Mitchell, Austerman and Zuercher, a Limited Liability Company and General Partnership filed a law suit in the U.S. District Court Wichita, Kansas against Jerry R. Bellar, individually. WW Capital sued to recover under provisions of the Exchange Agreement cost associated with the settlement of "People's Bank of Huntsville v. Liberty Metals Fabricating, LTD and Eagle Enterprises." It is management's opinion that any amounts paid to Liberty Metals, against Eagle, that Eagle would be indemnified by Bellar. It was indicated during the purchase of Eagle that Eagle's exposure in the Liberty Metals case was "at worst a wash-out" Bellar denies that the Liberty Metal case is covered under the indemnification agreement. WW Capital is seeking to recover approximately $53,000 relating to the settlement of the Liberty Metals Case.

      In addition the Company is seeking to recover its Legal fees advanced on behalf of Bellar relating to the March Group case. Provisions of the exchange agreement and a letter from Mr. Bellar to the Company attorneys, Klenda, Mitchell, Austerman and Zuercher, call for Mr. Bellar to reimburse the Company for all legal fees expended by the Company on Mr. Bellar's behalf. Mr. Bellar contains that the legal fees advanced on his behalf are unreasonable and has denied to reimburse the Company for these fees.

      On or about March 26, 1997, the above captioned case was transferred to the United States District Court for the Middle District of Tennessee in Nashville. The Company has retained legal counsel of Farris, Warfield, and Kanaday, PC in Nashville to handle the case.

      On two occasions the Company has made written offers to settle the case with Mr. Bellar. At this time, the settlement offers have been rejected by Mr. Bellar. Presently the case is in the discovery phase and management can not project an outcome at this time. WW Capital is seeking to recover approximately $195,235 relating to the reimbursement of legal fees and Liberty Metals, of which $167,572 has been recorded in the financial statements.

      In April, 1994, W-W Manufacturing and Eagle sent written notice to Agri-Sales that the Companies would not renew their sales and marketing agency agreement with Agri-Sales when the two year initial contract term expired on October 26, 1994. Agri-Sales informed the Company that under the contract, W-W Manufacturing and Eagle can not terminate the sales and marketing agreement until May 26,1995. On October 5, 1994, the Company filed a lawsuit in the
Sixteenth Judicial District, Ford County, Kansas, asking the Court for declaratory judgment and a preliminary injunction against Agri-Sales to resolve the issue. On October 10, 1994, Agri-Sales filed an answer and made application for a temporary injunction against the Company. On October 20, 1994, the District Judge denied Agri-Sales application for a temporary injunction against the Company. Additionally, Agri-Sales had filed a counter claim for relief estimating damages of $500,000 to $600,000 for the commissions Agri-Sales would have earned for the period October 26, 1994 to April 26, 1995, (the date Agri-Sales contends that the contract will expire) and actual damages of $475,206. Management was confident the court would decide that the contracts did expire on October 26, 1994 and the actual amounts due Agri-Sales based upon the Company's calculation, which had been recorded in the accompanying financial statements, are substantially less than the amounts claimed. This case is in discovery and the Company's legal counsel is unable to express an opinion on the outcome of this case. The Company has been negotiating with Agri-Sales to settle this lawsuit.

      While the case was in the Discovery stage, the Company reached a settlement agreement with Agri-Sales to settle the lawsuit. The Company offered to pay $180,000 with $30,000 due upon final settlement of the March Group, Inc. lawsuit discussed below, with the remaining balance payable in semi-annual payments of $25,000 until paid in full, with zero interest. This offer was accepted by Jerry Bellar and an agreement was entered into on December 2, 1996. The second installment of $25,000 has not been paid awaiting the outcome of the lawsuit the Company filed against Bellar for non-compliance with the exchange agreement previously discussed above.

      On December 22, 1992, The March Group, Inc. (The March Group) filed a lawsuit against Eagle and its former shareholders, Jerry R. Bellar (Bellar) and James Buford (Buford). The March Group alleges that Eagle, Bellar and Buford breached a listing contract to sell Eagle and has requested damages of $169,596 (Count I).

      The March Group has also sued the Company for breach of a separate agreement which the Company had made with The March Group promising to direct all inquiries it had regarding the purchase of Eagle through The March Group and is seeking damages of $169,596 (Count II).

      Additionally, The March Group is requesting damages against Eagle, Bellar and the Company under a specific Tennessee statue which would allow The March Group three times its proven actual damages of $508,788 (Count III).

      On May 6, 1994, the Chancery Court, for the State of Tennessee, entered an order requiring Eagle to pay The March Group $169,596 under Count I and ruled in favor of defendants on Counts II and III. On June 7, 1995 the court of appeals reversed the decision that Eagle had to pay $169,596. The case (Count I) has been remanded back to trial court for trial. The court of appeals affirmed the decision of the trial court on Count II and III in favor for the Company. After the Court of Appeals decision, Eagle filed an application for review to the Tennessee Supreme Court asking it to reconsider the Court of Appeals decision rejecting Eagle's claim that plaintiff violated the Tennessee Real Estate Broker Licensing Act, thus forfeiting any fee under the listing contract. Trial of the remanded case to the trial court will not begin until such time as the Tennessee Supreme Court has decided whether to grant Eagle's application for review. The Tennessee Supreme Court denied Eagle's application to review the Court of Appeals decision and trial was held on December 1996 in the Chancery Court of Nashville, Tennessee. On December 9, 1996 the Court ruled in the favor of The March Group and judgment was entered against Eagle for $137,264 plus prejudgment interest totaling $30,815.45 and post judgment interest at the stationary rate of 10% per annum and costs of the action. Under the terms of the Eagle Exchange agreement, Bellar acknowledges that his indemnification obligates him to pay Eagle for all damages awarded The March Group in excess of $50,000. In January 1997 Bellar filed a post trial motion in this case and has settled with The March Group.

      WW Capital had previously recorded the $50,000 minimum fee and on April 3, 1997 paid the $50,000 to finalize its obligations in this suit. Mr. Bellar has paid all sums in excess of the $50,000 and this case in now closed.

      Eagle was a defendant in a lawsuit filed by Liberty Metal Fabrications, Limited (Liberty Metals) in the State of Kentucky. The claims against Eagle relate prior to the acquisition of Eagle (October 26, 1992) by the Company. Liberty Metals was claiming approximately $91,000 from Eagle. The Company settled the claim by paying $18,000 and returning certain equipment to Liberty Metals.

      Additionally, it is Management's opinion that any amounts paid to Liberty Metals, against Eagle, that Eagle would be indemnified by Bellar. It was indicated during the purchase of Eagle that Eagle's exposure in the Liberty Metals case was "at worst a wash-out". Bellar denies that the Liberty Metal case is covered under the indemnification agreement.



                          COMPLIANCE WITH 16(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of the registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% stockholders are required by the Securities and Exchange Commission regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a).

         Based solely on review of the copies of such forms furnished to the Company, or written representations that no Form 5's were required, the Company believes that, during the fiscal year ended June 30, 1996, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with.




                              ELECTION OF AUDITORS

         The   stockholders   are  being  asked  to  elect  Brock  and  Company,
Independent Certified Public Accountants, as auditors for the Company for the fiscal year ending June 30, 1998.

         The audit for the Company for the year ended June 30, 1997, was conducted by Brock and Company. A representative of such firm is expected to be present at the Annual Meeting of Shareholders' to answer appropriate questions, but does not intend to make a statement.

         THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" THE ELECTION OF BROCK AND COMPANY AS AUDITORS FOR THE 1998 FISCAL YEAR.
                                  VOTE REQUIRED

         The five nominees for election as directors at the Annual Meeting of Stockholders who receive the greatest number of votes cast for the election of directors at that meeting by the holders of the Company's common stock will become directors at the conclusion of the tabulation of votes. An affirmative vote of the holders of a majority of the Company's common stock is necessary to elect Brock and Company as auditors for the Company.

         Under Nevada Law and the Company's Articles of Incorporation and By-laws, the aggregate number of votes entitled to be cast by all stockholders present in person or represented by proxy at the meeting, whether those stockholders vote "for", "against" or abstain from voting, will be counted for purposes of determining the minimum number of affirmative votes required for approval of the second and third proposals, and the total number of votes cast "for" any of these matters will be counted for purposes of determining whether sufficient affirmative votes have been cast. An abstention from voting on a matter by a stockholder present in person or represented by proxy at the meeting has the same legal effect as a vote "against" the matter, even though the stockholder or interested parties analyzing the results of the voting may interpret such a vote differently.

                             MANNER IN WHICH PROXIES
                                  WILL BE VOTED

         The Company proposes to vote management proxies and all unmarked proxies for approval of the election of each of the five nominees to the Board for the terms set forth in this Proxy Statement. In the event that any nominee is not available to serve as a director at the time of the election, which the Company has no reason to anticipate, proxies may be voted for such substitute nominee as the Company may propose.

         The Company further proposes to vote the proxies for the election of Brock and Company, as auditors for the ensuing fiscal year.

         The Board knows of no other matter to be presented at the meeting, However, if any other matter properly comes before the meeting, the persons named in the proxy form enclosed will vote in accordance with their judgment upon such matters. Stockholders who do not expect to attend in person are urged to execute and return the enclosed form of proxy. Moreover, it is important that the proxies be returned promptly.



                            PROPOSAL OF STOCKHOLDERS

         Proposals of stockholders to be presented at the Company's 1998 annual meeting must be received by the Company's Secretary, at the Company's executive office, no later than 5:00 p.m. July 11, 1998 for inclusion in next year's Proxy Statement.



                                            By Order of the Board of Directors
                                            James Alexander, Secretary

Ft. Collins, Colorado
December 11, 1997

PROXY                        WW CAPITAL CORPORATION                        PROXY
                           3500 JFK Parkway, Suite 202
                              Ft. Collins, CO 80525

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS



The undersigned hereby appoints David L. Patton, Steve D. Zamzow and James H. Alexander as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all shares of common stock of WW Capital Corporation, as held of record by the undersigned on November 7, 1997, at the annual meeting of stockholders to be held on December 12, 1997, or any adjournment thereof.

1.  ELECTION OF DIRECTORS

|_|    FOR all nominees listed below (except as marked to the contrary below)
|_|    WITHHOLD AUTHORITY to vote for all nominees listed below

David L. Patton            Steve D. Zamzow             Millard T. Webster
James H. Alexander        Loyd T. Fredrickson

(INSTRUCTION: To withhold authority to vote for an individual nominee, write that nominee's name on the space provided below.

           ___________________________________________________________

2. PROPOSAL to elect Brock and Company as the independent Certified Public Accountants of the corporation.

|_| FOR                           |_| AGAINST                       |_| ABSTAIN


                           (Continued on reverse side)

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 &2.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                             Date: _______________________________, 199_______

                               _______________________________________________
                                                Signature

                               _______________________________________________
                                        Signature if held jointly

                    If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


Please mark, sign, date and return this proxy promptly by using the enclosed envelope.